                                                                   EXHIBIT 24.2


                          CERTIFICATE OF RESOLUTION

     I, Mel G. Riggs, Secretary of Clayton Williams Energy, Inc., a Delaware corporation, do hereby certify that the Board of Directors of Clayton Williams Energy, Inc. acting by unanimous consent duly adopted the following resolutions as of March 13, 1998.

          RESOLVED, that the Directors and proper officers of this corporation be and they are hereby authorized and directed to execute and deliver a Power of Attorney to CLAYTON W. WILLIAMS, JR. and L. PAUL LATHAM in the following form:

               KNOW ALL MEN BY THESE PRESENTS, the undersigned, being Officers and Directors of Clayton Williams Energy, Inc. (the "Company"), a Delaware corporation, do hereby constitute and appoint Clayton W. Williams, Jr. and L. Paul Latham, or either of them, with full power of substitution, our true and lawful attorneys and agents, to do any and all acts and things in our names in the capacities indicated which Clayton W. Williams, Jr. and L. Paul Latham, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange
          Commission in connection with the Company's Annual Report on Form 10-K for the year ended December 31, 1997, including specifically, but not limited to, the power and authority to sign such Form 10-K for us, or any of us, in our names in the capacities indicated, and any and all amendments thereto; and we do hereby ratify and confirm all that Clayton W. Williams, Jr., and L. Paul Latham or either of them, shall do or cause to be done by virtue hereof.

         RESOLVED FURTHER, that the proper officers of this corporation be and they are hereby authorized and directed to take all such other action as they may deem advisable in order to carry out the intent and purposes of the foregoing resolution.

     IN WITNESS WHEREOF, I have hereunto set my hand on behalf of this corporation on this twentieth day of March, 1998.



                                          /s/ Mel G. Riggs
                                          -----------------------------------
                                          MEL G. RIGGS, Secretary